Exhibit 10.4
27 April 2016

Perrigo Company Plc (Perrigo Topco)
Treasury Building, Lower Grand Canal Street
Dublin 2
Ireland

Re : Lock-up agreement relating to the Perrigo Shares
Ladies and Gentlemen,
The undersigned refers to the “Lock-up agreement relating to the Perrigo Shares dated March 30, 2015” (the Original Lock Up Agreement).
Pursuant to the share purchase agreement dated November 6, 2014 between Perrigo Topco (which agreement has been assigned afterwards to Perrigo Ireland 2 Ltd), and Alychlo NV and Holdco I BE NV (the Sellers), as amended from time to time (the SPA), Perrigo Topco issued 5,397,711 Perrigo Shares (the Consideration Perrigo Shares) on Completion to Alychlo NV in consideration for the sale by Alychlo NV to Perrigo Topco of 172,778,708 shares in Omega Pharma Invest NV. Immediately after the acquisition of these 172,778,708 shares in Omega Pharma Invest NV, Perrigo TopCo transferred such shares to Perrigo Ireland 1 Ltd. which immediately thereafter transferred such shares to Perrigo Ireland 2 Ltd.
The SPA provided for the delivery of certificates representing 1,081,742 shares out of the Consideration Perrigo Shares to an escrow agent, which certificates are to be held subject to and in accordance with a share escrow agreement entered into on the date of the Original Lock Up Agreement by and among Alychlo NV, Perrigo Topco and the escrow agent (the Stock Escrow Agreement).
Capitalised terms used herein and not otherwise defined shall have the meaning set forth in the SPA.
The undersigned represents and warrants to Perrigo Topco that (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) it has the requisite legal capacity to execute and deliver this agreement and to perform its obligations hereunder; (iii) this agreement has been duly executed and delivered by the undersigned and upon its execution and delivery by all parties hereto, will constitute the valid and legally binding obligations of the undersigned, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies; and (iv) no other action is required on the part of the undersigned in connection with the execution, delivery or performance of this agreement.
1.    Amendment
The undersigned requests the agreement of Perrigo Topco of the following amendment to the Original Lock Up Agreement. Effective as of the date hereof clause 1 - Lock-Up of the Original Lock Up Agreement shall be replaced as follows :
“1.    Lock-Up. In consideration of the foregoing, the undersigned hereby agrees that, without the prior written consent of Perrigo Topco, the undersigned will not, and will cause its Affiliates not to, (a) directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of any Consideration Perrigo Shares or other securities issued or issuable with respect to the Consideration Perrigo Shares by way of a stock dividend, stock split, reorganization, recapitalization or merger (the Perrigo Company Securities) or any legal or beneficial ownership interest therein, (b) publicly announce an intention to do any of the foregoing, or (c) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Perrigo Company Securities owned either of record or beneficially (as defined in Rule 13-d under the Exchange Act) by the undersigned, whether any such swap or transaction is to be settled by delivery of Perrigo Company Securities or other securities, in cash or otherwise (each of (a), (b) and (c), individually or collectively, is referred to herein as a Disposition), for a period commencing on the Completion Date and ending on 31 December 2017 (such restrictions on Dispositions collectively, the Lock-up); provided that this agreement shall not prevent the undersigned from making any transfers to Affiliates, it being understood that any Disposition by the undersigned or its Affiliates shall be aggregated for purposes of any volume restrictions hereunder, and if any such Affiliate ceases to be an Affiliate of the undersigned during the period of the Lock-up, any Perrigo Company Securities it holds that remain subject to the Lock-up shall be transferred back to the undersigned and remain subject to the terms of this agreement; provided, further that (a) on 30 September 2016, 25% of the Perrigo Company Securities acquired by the undersigned at the Completion Date shall be released from the Lock-up, (b) on 31 December 2016, a further 25% of the Perrigo Company Securities acquired by the undersigned at the Completion Date shall be released from the Lock-up, (c) on 31 March 2017, a further 25% of the Perrigo Company Securities acquired by the undersigned at the Completion Date shall be released from the Lock-up and (d) on 31 December 2017 the remainder of the Perrigo Company Securities then held by the undersigned shall be released from the Lock-up. Notwithstanding anything in this agreement to the contrary, the Perrigo Company Securities acquired by the undersigned at the Completion Date shall be immediately released, and the Lock-up shall not apply: (1) in the event of a change of control of Perrigo Topco, (2) to the extent necessary to allow pro rata participation in any Perrigo Topco share repurchase or self tender, or (3) in the event any person makes a tender offer for Perrigo Topco that is recommended by Perrigo Topco’s board of directors. As used in this Section 1, “change of control” as to Perrigo Topco means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Perrigo Topco or one of its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Perrigo Topco’s voting stock or other voting stock into which Perrigo Topco’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of Perrigo Topco’s assets and the assets of Perrigo Topco’s subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Perrigo Topco or one of its subsidiaries; or (3) the first day on which a majority of the members of Perrigo Topco’s board of directors who were in office on March, 30 2015 or who are recommended for election after such date by a majority of the board of directors then in office are no longer continuing as directors. Nothing in this agreement is intended to prohibit the Stock Escrow Agreement or any actions contemplated thereunder.”

2.    Other provisions not affected
All other provisions of the Original Lock Up Agreement shall remain applicable and in full force and effect.
3.    Governing Law
This letter agreement shall be construed and interpreted and the rights of the parties determined in accordance with the law of the State of New York. The undersigned hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the County of New York for any action or proceeding arising out of or relating to this agreement (and agrees not to commence any action or proceeding relating thereto except in such courts). The undersigned hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this agreement in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

ALYCHLO NV

/s/ Marc Coucke
Name: Marc Coucke
Title: Chairman & Managing Director

ACKNOWLEDGED AND AGREED:

PERRIGO COMPANY PLC

/s/ John T. Hendrickson
Name: John T. Hendrickson
Title: Chief Executive Officer
Date: 27 April 2016